Exhibit 10.2

                      AMENDED AND RESTATED VOLUME
                         PURCHASE AGREEMENT


This Amended and Restated Agreement ("Agreement") dated as of April 29, 1997, as amended and restated as of July 18, 1997, is by and between XLSource, Inc. ("XLS"), with its principal place of business at 411 Eagleview Boulevard, Exton, PA 19341 and Ingram Micro Inc. ("Ingram"), including its Ingram Alliance division ("Alliance"), with its principal place of business at 1600 East St. Andrew Place, Santa Ana, California 92705.

                               RECITALS

A. Ingram is a wholesale distributor of microcomputer and technology products and services.

B. XLS is a reseller of microcomputer and technology products and is a wholly owned subsidiary of Intelligent Electronics, Inc. ("IE").

C. Ingram, XLS and IE have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of April 29, 1997 pursuant to which Ingram will purchase from IE all of the capital stock of certain subsidiaries of IE.

D. Ingram's willingness to enter into the Stock Purchase Agreement is conditioned on XLS's agreeing to guarantee the obligations of IE under the Stock Purchase Agreement on the terms and conditions set forth therein.

E. XLS is willing to guarantee IE's obligations as described above in exchange for the ability to purchase substantially all of its product requirements from Ingram on the terms and conditions set forth herein.

F. Ingram agrees to sell to XLS all of the product requirements of XLS on the terms and conditions set forth herein.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Definitions.

The following terms used in this Agreement shall be defined as follows:

1.1. "Alliance Products" shall, initially, be those products offered by Apple, IBM, Compaq, Hewlett-Packard, Toshiba, NEC, Acer, AST,
Digital, Epson, and Lexmark for distribution through Alliance; the "Alliance Products" may be updated or modified from time to time by Ingram on thirty (30) days prior notice to XLS.

1.2. "Non-Alliance Products" shall mean all other products in Ingram's product inventory and available for distribution on the date an order is placed for such product.

1.3. "Configured Products" shall mean those products which have been configured with or installed on other Products by Ingram's
Configuration Services group pursuant to this Agreement.

1.4. "Product" or "Products" shall mean Alliance Products, Non-Alliance Products, Configured Products and/or Excluded Products, all of which are subject to product availability from the Product Vendors.

1.5. "Excluded Products" shall mean those Products which Ingram is not authorized to distribute or those Products for which Ingram has restrictive distribution rights.

1.6. "Vendors" shall mean the vendors or publishers of the Products offered by Ingram hereunder.

1.7. "Cost" shall mean the applicable Vendor's invoiced replacement cost to Ingram.

1.8. "Net Purchases" shall mean total invoice amounts, net of all rebates, of all Products purchased under this Agreement, net of returns.

1.9. "Combined Purchases" shall mean, for any period, the sum of (A) Net Purchases for such period and (B) the Purchaser Incremental
Purchases  during such period.

1.10. "Purchaser" shall mean GE Capital Information Technology Solutions - North America, Inc.

1.11. "Base Amount" shall mean, with respect to the Purchaser (excluding all Acquired Entities) or any Acquired Entity, (i) for the first year during the term hereof, the Base Percentage of the total invoice amounts, net of all rebates and returns, of all Products purchased by the Purchaser (excluding all Acquired Entities) or by such Acquired Entity, as the case may be, from Ingram in the United States and Canada during the twelve full consecutive months prior to
(x) the Closing Date (as defined below) in the case of the Purchaser (excluding all Acquired Entities) or (y) the date of the acquisition by the Purchaser of the Acquired Entity, in the case of an Acquired Entity and (ii) for each subsequent year during the term hereof, the Base Amount for the prior year, multiplied by the Base Percentage.

1.12. "Purchaser Incremental Purchases" shall mean, for any period, the sum of (A) the excess, if any, of (i) the total invoice amounts, net of all rebates and returns, of all Products purchased by Purchaser
(excluding all Acquired Entities) from Ingram and its subsidiaries in the United States and Canada during such period pursuant to that certain resale agreement (as it may be amended, supplemented or renewed from time to time) between Ingram and the Purchaser or similar agreements or any replacement or successor agreement of the same general business character, over (ii) the Base Amount with respect to the Purchaser (excluding all Acquired Entities) and (B) the sum (for each Acquired Entity) of the excess, if any, of (i) the total invoice amounts, net of all rebates and returns, of all Products purchased by an Acquired Entity from Ingram and its subsidiaries in the United States and Canada during such period pursuant to that certain resale agreement (as it may be amended, supplemented or renewed from time to time) between Ingram and the Purchaser and any replacement, successor or similar agreements, over
(ii) the Base Amount with respect such Acquired Entity.

1.13. "Base Percentage" means (i) in the case of the Purchaser (excluding all Acquired Entities), ** and (ii) in the case of any Acquired
Entity, a percentage to be mutually agreed by the parties hereto based on such Acquired Entity's historical growth in purchase volume with Ingram.

** Confidential treatment has been requested for the deleted text, which has been filed separately with the Securities and Exchange Commission.


1.14. "Acquired Entity" means any business, corporation or other entity acquired by Purchaser following the date hereof.

2.    Term of the Agreement

The term of the Agreement shall commence on the date hereof and shall continue for a period of three (3) years following the Closing Date, as defined below, unless terminated sooner pursuant to the terms hereof, or extended pursuant to Section 4.2 hereof.

3.    Products

3.1. Commencing on the Closing Date and thereafter during the term of this Agreement, XLS shall order 100% of its requirements from time to time for Products which are listed on Ingram's on-line ordering system on the date the Products are ordered. In the event Ingram cannot fulfill the order in the required time frame designated by XLS, it shall order the product in XLS's behalf from other sources in order to meet its service level requirements.

3.2. It is acknowledged by Ingram that in the event this Agreement is assigned with Ingram's consent in accordance with Section 29, the assignee may have a different ordering process than described herein and may not order 100% of its requirements from Ingram.

3.3. During the term of this Agreement, Ingram shall use best efforts to provide and deliver the Products in a timely and efficient manner in accordance with the performance metrics described in Exhibit A attached to this Agreement.

3.4. All Products purchased pursuant to this Agreement shall be for resale only within the United States.

3.5. If authorization for resale is required by the Vendor of a Product, Ingram shall not be obligated to sell such Product to XLS unless
Ingram has received notice that XLS has been authorized by the Vendor.

4.    Purchase Commitment

4.1. XLS hereby agrees that the Combined Purchases will equal a minimum of $1.8 billion of Products ("Guaranteed Minimum Revenue") during the term of this Agreement. The intention of both parties is that the Combined Purchases will be at a rate of $600 million per year
("Annual Minimum Revenue").  For purposes of this Section 4, a
"year" shall mean a period of 365 or 366 days commencing on the day following the date that the transactions contemplated by the Stock
Purchase Agreement have been consummated (the "Closing Date") and the first and second anniversaries of the Closing Date and ending on the first, second and third anniversaries of the Closing Date, respectively.

4.2. Promptly following the end of each year under this Agreement, Ingram will determine whether the Combined Purchases for such year are at least equal to the Annual Minimum Revenue for such year. In the event that they are not, Ingram will deliver to XLS a calculation, certified by an appropriate officer of Ingram, of an amount established as follows: Annual Minimum Revenue for such year minus actual Combined Purchases for such year ("Deficiency Amount") multiplied by one and one-half percent (1 1/2%). In determining Combined Purchases in this calculation, product ordered by XLS from other sources pursuant to
Section 3.1 will be included. XLS may either pay the invoice within ten days following receipt by XLS or, at its option, extend the contract beyond the scheduled end of the term of this Agreement. In the event XLS elects to extend the term of this Agreement, the Deficiency Amount will be multiplied by ** if the deficiency occurs during the first year of this Agreement, ** if the deficiency occurs during the second year of this Agreement and ** thereafter and that amount will become the "Remaining Guaranteed Minimum Revenue" for the period beyond the term of this Agreement. The amount of time the term is extended will be calculated by dividing the Remaining Guaranteed Minimum Revenue by $50 million, rounding up, and adding that number of months to the term of the Agreement. In no event will XLS have the option of extending this Agreement more than an additional 24 months.

4.3. In the event that actual Combined Purchases in any year of this Agreement exceed the Annual Minimum Revenue for such year, then the Remaining Guaranteed Minimum Revenue, if any, will be reduced by an amount equal to ** of any excess and, if applicable, the extended term reduced accordingly or, if there is no Remaining Guaranteed Minimum Revenue, the Annual Minimum Revenue for the subsequent year of this Agreement shall be reduced by an amount equal to such excess.

4.4. This Agreement will terminate when Combined Purchases exceed the sum of $1.8 billion plus the Remaining Guaranteed Minimum Revenue, if any, less the aggregate Deficiency Amounts, if any, deferred to the extended term of this Agreement at XLS's election.

4.5. If in any one year, Combined Purchases are less than ** of Products (unless this Agreement shall have terminated in said year pursuant to Section 4.4), then in addition to the remedies under
Section 4.2 above, XLS agrees it will pay an additional amount equal to ** of the Net Purchases in that year.


** Confidential treatment has been requested for the deleted text, which has been filed separately with the Securities and Exchange Commission.


5.    Pricing

5.1. All Product prices will be as shown in Ingram's on-line ordering system as of the date of order, except as otherwise provided below.

5.2. Prices for the following Alliance Products will be calculated at Ingram's Cost on the date of purchase plus the percentage listed below:

(a)  **

(b)  **

5.3.  Prices for all Alliance Products other than those described in
Section 5.2 above will be established by Ingram, through the assignment to Alliance's standard pricing matrix, and will be substantially consistent with that to other customers with similar volumes.

5.4. Prices for Non-Alliance Products (except for those Products noted in Sections 5.5 and 5.6 below) will be calculated at Cost divided by the factor applicable to the Product type. The Product types and factors will be as follows:

        Product Type             Factor
        ------------             ------

        Software                 **
        Hardware                 **
        Accessory Product        **
        Technical Product        **

5.5. Prices for Products from those Vendors and/or product groups listed on ** shall be calculated at Cost divided by the factor listed beside it on **. In the event of a conflict between ** and Section 5.4 above, ** will prevail.


** Confidential treatment has been requested for the deleted text, which has been filed separately with the Securities and Exchange Commission.


5.6. Specialized Products, including memory and licenses, shall be priced consistent with prices charged to other customers with similar volumes.

5.7. As Cost changes, Ingram may adjust the pricing shown on its on-line ordering system to reflect such changes without notice to XLS.

5.8. Ingram agrees that all programmatic promotional pricing programs will be offered to XLS.

5.9. Ingram and XLS agree that in the event of a substantial change in the competitive market environment for the products offered by Ingram, they will make a good faith effort to agree on amended prices for this Agreement, which will be substantially consistent with prices for customers with substantially equivalent volumes.

5.10. Ingram will pass through price protection for Products purchased or in transit to XLS or its customers at the time the Product's Vendor reduces its price to Ingram. Such price protection shall be in the form of a credit equal to the amount of the price decrease per unit of Product multiplied by the number of units in XLS's inventory or in transit from Ingram to XLS or its customers on the date the price decrease became effective. In order to obtain such price protection, XLS must provide Ingram with a completed Ingram Price Protection form and a computer-generated inventory report listing the Product qualified for the price protection. Once the price protection credit has been approved by and received from the Vendor, a credit memo will be issued and appear on XLS's account within forty-eight (48) hours. XLS agrees not to deduct any anticipated price protection credits from amounts owed to Ingram without Ingram's express prior written consent. Ingram will not be responsible for passing through price protection relating to any price protection requests which are rejected by the Product's Vendor for reasons other than Ingram's performance.

6.    Rebates

6.1. XLS shall be entitled to receive a performance-based rebate equal to the percentage of Net Purchases from Ingram during each fiscal quarter as determined by the following schedule:

                            For the period from      Each quarter
Rebate
                       May 1 - September 30, 1997    thereafter
Percentage

Quarterly Net Purchases           **                    **             **

Quarterly Net Purchases           **                    **             **

Quarterly Net Purchases           **                    **             **


** Confidential treatment has been requested for the deleted text, which has been filed separately with the Securities and Exchange Commission.


6.2. Products ordered from Ingram that it must buy from other sources in accordance with Paragraph 3.1 above will count towards rebate goals but rebates will not be earned on those purchases.

6.3. Within thirty days following the end of any quarter in which XLS achieves a rebate, Ingram will issue XLS a credit in the amount of the rebate.

7.    Ordering

7.1.  There shall be no minimum order size restriction on XLS orders.

7.2. The pricing offered to XLS under this Agreement is contingent upon XLS placing a majority of its Product orders via electronic ordering methods offered by Ingram, including its CAPS and EDI services, beginning after the first six months of the term of this Agreement. Ingram and XLS will mutually cooperate and commit the necessary resources to ensure that electronic ordering and order management systems are put in place within the first six months of the term of this Agreement in order to permit achievement of the electronic ordering goal set forth in this Section.

8.    Payment Terms

8.1. Ingram will invoice XLS upon Product shipment and/or shipment of the Configured Products to the location specified on the XLS purchase order, with all invoices due and payable net thirty (30) days from date of invoice.

8.2. Alliance Product pricing applies only to those Products purchased on approved flooring accounts. XLS agrees to utilize Alliance approved flooring companies as listed in Exhibit C, as it may be modified and amended from time to time, in order to assure that the associated flooring fees are subsidized by the Vendor. If XLS uses a flooring company not listed on Exhibit C, XLS agrees to pay all flooring fees and related costs charged by such flooring company.

8.3. In the event XLS elects to place an order for Alliance Products on a net terms account, Ingram will invoice XLS upon Product shipment, and all such invoices will be due and payable net thirty (30) days from invoice date. A net terms fee of ** of the total invoice amount will be added to Alliance Product orders placed on XLS's net terms account.

** Confidential treatment has been requested for the deleted text, which has been filed separately with the Securities and Exchange Commission.


8.4. If XLS has a reasonable dispute with any invoice received from Ingram, it agrees that it will pay the undisputed portion of the invoice and will immediately notify Ingram of the amount remaining in dispute. The parties will then have thirty (30) days in which to resolve the dispute before such unpaid amounts will be considered overdue or delinquent under this Agreement.

8.5. A service charge of the lesser of one and one-half percent (1.5%) per month or the maximum amount allowed by law may be charged on all balances past due except disputed amounts ultimately resolved in XLS's favor.

8.6. XLS shall pay and be responsible for applicable federal, state, municipal, and other government taxes (such as sales, use, etc.) for each Product purchased except any applicable income taxes on such sale. Unless otherwise specified, list prices do not include such taxes, and they will appear, if applicable, as separate, additional items on the invoice. Exemption certificates, valid in the place of delivery, must be presented to Ingram prior to shipment if they are to be honored.

9.    Credit

9.1. XLS shall furnish to Ingram all financial information reasonably requested by Ingram from time to time for the purpose of establishing or continuing XLS's credit limit, it being understood that Ingram shall have the right from time to time, without notice, to change or revoke XLS's credit limit on the basis of changes in Ingram's credit policies or XLS's financial conditions and/or payment record. In such event, the applicable purchase price shall be paid prior to shipment.

9.2. In the event XLS fails to make timely payment of any undisputed amount invoiced hereunder, Ingram shall have the right, in addition to any and all other rights and remedies available to Ingram, at law or in equity, to immediately revoke any or all credit extended, to delay or cancel future deliveries and/or to reduce or cancel any or all quantity discounts extended to XLS. All costs of collection, including reasonable attorneys' fees, shall be paid by XLS.

9.3. Any obligation of Ingram under this Agreement to deliver Products on credit terms shall terminate without notice if XLS files a voluntary petition under a bankruptcy statute, or makes an assignment for the benefit of creditors, or if an involuntary petition under a bankruptcy statute is filed against XLS, or if a receiver or trustee is appointed to take possession of the assets of XLS.

10.   Freight, Shipping, Delivery

10.1. Delivery will be made F.O.B origin, ground service, paid by Ingram, on Ingram's carrier of choice. Ingram will comply with all reasonable shipping and handling instructions received prior to shipment. In the event XLS requires shipment on an expedited basis via XLS's carrier of choice, delivery will be made F.O.B origin at XLS's expense. When Ingram's "Base Rate" system is operational, XLS will receive credit on each expedited shipment for the amount of ground service freight Ingram would have paid on that shipment.

10.2. Ingram will ship Products directly to XLS customers in the United States at no additional charge.

10.3. XLS shall examine all Products promptly upon receipt thereof. No later than ten days after delivery, XLS shall notify Ingram of all claimed shortages or damaged Products, or if rejection is intended, shall specify all grounds therefor. Failure to give such notice within ten days after delivery shall be deemed an acceptance of the Products as of the date of shipment. This Section does not cover defective returns which are addressed in Section 13.

11.   Configuration

11.1. Provided XLS has furnished Ingram properly approved forecasts five
(5) business days in advance of receipt of order from XLS, Ingram will use all reasonable efforts to ship Configured Products within two (2) business days. Such shipping will occur only if the orders do not contain product incompatibility issues. In that event, Ingram must notify XLS within two (2) hours. In addition, for each unique configuration, all necessary building instructions and other pertinent work instructions must be on hand and understood by Ingram Configuration Services Personnel. Product expedited between Ingram locations to meet service level requirements will be at Ingram's expense.

11.2. Orders in excess of 100 units will require review and scheduling based on Ingram's capacity and the complexity of the Configured
Product.

11.3. Ingram will not be responsible for schedule slippage or related expenses, including but not limited to overtime labor and freight associated with expediting the production or delivery of Configured Product containing product supplied by XLS or supplied by a third party arranged by XLS, if scheduled delivery of Configured Product is delayed due to unavailability, late delivery or inoperative product provided by XLS or a third party arranged by XLS. However, if the delay is due to Ingram's performance, Ingram will pay expedited freight.

11.4. All fees for configuration services shall be as set forth in Exhibit
D. During the first six months of the term, Ingram will (a) charge a flat fee of ** per configured unit and (b) provide XLS with a per unit rebate amount based on the following schedule:

           Number of units
       configured during month      Rebate per unit
       -----------------------      --------------
               **                         **
               **                         **
               **                         **

** Confidential treatment has been requested for the deleted text, which has been filed separately with the Securities and Exchange Commission.


After the end of the first six months, Ingram agrees to provide XLS with a discount off normal published rates that are substantially comparable to those given to other customers with substantially equivalent volume.

12.   Stock Balancing

12.1. XLS may return Products which are not defective within one hundred fifty (150) days after invoice date. All returns will be subject to the returns fees listed in the table below which is based on the percentage of returns as compared with the gross sales during the fiscal quarter in which the return is made, determined by reference to invoiced prices. Returns will be processed at the lower of either the invoice unit price paid by XLS or the current price as shown in Ingram's on-line ordering system as of the date of return request and will be credited as soon as possible but no later than the end of the fiscal quarter in which returned. All Products returned must be undamaged, in the Vendor's original packaging, unused and in resalable condition.

                                            Fee
             Returns Percent       (as a % of gross sales)
             ---------------       -----------------------
                   **                        **
                   **                        **
                   **                        **

** Confidential treatment has been requested for the deleted text, which has been filed separately with the Securities and Exchange Commission.


12.2. Ingram reserves the right to not accept the return of Products if the Vendor of such Products has placed restrictions upon the return of such Products provided Ingram has communicated those restrictions to XLS prior to shipment. Ingram also reserves the right to not accept Products which are discontinued or which are being produced or published by a Vendor which is insolvent or which has declared bankruptcy. XLS shall pay all costs and bear all risks of loss when returning Products to Ingram.

12.3. Products purchased under special orders are not eligible to be returned pursuant to this Section 12 unless Ingram has return rights with those Vendors. Special orders include Products which the Vendor has not authorized Ingram to distribute.

12.4. Products purchased as part of Configured Products are not eligible to be returned unless such returns are due to errors made by Ingram.
The errors will be corrected and the Products reshipped to XLS with no charge to XLS.

12.5. XLS may return Open Box product without charge in an amount equal to ** of Net Purchases during the fiscal quarter in which the return is made. Open Box returns exceeding the allowable percentage will be charged a fee equal to ** of the invoice price, net of rebates.

12.6. A rebox fee of ** per item will be charged on all Products returned in a damaged box.

13.   Defective Returns

Within ninety (90) days after the date of purchase by XLS, XLS may return to Ingram for replacement or credit any Product found to be defective; provided that, XLS shall obtain Ingram's approval prior to returning any such Product. Ingram reserves the right to require XLS to return defective Products directly to the Products' Vendor for replacement according to the Vendor's defective Products return policy. Defective Returns are not included in the Returns Percentages in Section 12.

14.   On Site Personnel

14.1. **

14.2  **

** Confidential treatment has been requested for the deleted text, which has been filed separately with the Securites and Exchange Commission.


14.3. XLS may, at its option, assign an appropriate number of its full-time employees to be officed in Ingram's Configuration Center(s). All such employees will be employees of XLS for all purposes under this Agreement and will be subject to the workplace rules applicable to Ingram's own employees while they are employed on Ingram's premises.
Ingram will provide each XLS employee work spaces similar in size to the work space Ingram provides its employees of similar job grades.
Ingram will provide each XLS employee with a telephone and will cover the costs of all telephone services used by the XLS employee in the conduct of business under this Agreement.

15.   Large Account Inventory Program

For up to fifteen days, Ingram will hold for XLS's account at ** those Products which have been designated by a Vendor for sale to a specific customer of XLS ("LAIP Products"). After the fifteenth day, XLS agrees that it will pay Ingram an amount equal to ** of the LAIP Product's total invoice value ** that it holds the LAIP Products in its inventory.

** Confidential treatment has been requested for the deleted text, which has been filed separately with the Securities and Exchange Commission.


16.   Marketing Funds

Ingram will pass through to XLS on a dollar-for-dollar basis any co-op, rebate or marketing funds which it receives from Vendors which have been designated for XLS's use.

17.   Purchaser Supply Agreement

Ingram acknowledges and agrees on or prior to the date of the amendment and restatement of this Agreement, XLS has sold to the Purchaser a portion of XLS's business of reselling micro-computer and technology products comprising approximately two-thirds (by dollar volume) of such business. In connection with such transaction and concurrently with consummation of the transactions contemplated by the Stock Purchase Agreement, Ingram and Purchaser are entering into the Resale Agreement referred to in Section 1.12 hereof. Ingram agrees that it will use its commercially reasonable efforts to provide and deliver all Products ordered by Purchaser pursuant to such Resale Agreement under the applicable terms of such Resale Agreement and this Agreement; provided that Purchaser uses all commercially reasonable efforts to order Products from Ingram pursuant to such Resale Agreement.

18.   Limitation of Warranty

XLS acknowledges and agrees that the Products are provided to XLS without any warranty other than the warranty which a Vendor may provide with its Product. INGRAM EXPRESSLY DISCLAIMS ALL EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

19.   Patent, Copyright and Trademark Indemnity

Ingram shall have no duty to defend, indemnify, or hold harmless XLS from and against any damages or costs incurred by XLS arising from the infringement of patents or trademarks or the violation of copyrights by Products which were not manufactured by Ingram or were not manufactured specifically for resale by Ingram alone.

Ingram shall have the option at any time to replace or modify any Products sold to XLS to avoid patent or trademark infringement or copyright violations; provided such replacement or modification does not materially affect performance hereunder.

Notwithstanding any other terms or conditions to the contrary, Ingram's liability under this Section shall not exceed (i) the purchase price of the infringing Product, less (ii) reasonable depreciation computed on a five-year straight line basis.

20.   Limitation of Liability

Ingram shall not be liable to XLS, any affiliate of XLS, any customer of XLS or any other party for any loss, damage, or injury which results from the use or application by XLS, any affiliate of XLS, any customer of XLS or any other party of Products and/or services delivered to XLS or any person or entity designated by XLS, unless the loss or damage results directly from the intentionally tortuous or fraudulent acts or omissions of Ingram. In no event shall Ingram be liable to XLS, any affiliate of XLS, any customer of XLS or any other party for loss, damage or injury of XLS or any person or entity designated by XLS, of any kind or nature arising out of or in connection with this Agreement, or any performance or non-performance under this Agreement by Ingram, in excess of the net purchase price of Products and/or services actually delivered to and paid for by XLS or any other person or entity designated by XLS hereunder. In no event (including events of loss, damage, or injury provided for in this Section) shall Ingram be liable to XLS, any affiliate of XLS, any customer of XLS or any other party for indirect, special or consequential damages, even if notification has been given as to the possibility of such damages. XLS hereby expressly waives any and all claims for such damages.

21.   Default

Each of the following events shall be an event of default under this
Agreement:

(a) In the case of either party, if such party has failed to perform a material obligation under this Agreement and such failure has continued for a period of thirty days from the date such party was notified by the other party of such failure.

(b) In the case of either party, if such party (i) makes a general assignment for the benefit of creditors; (ii) commences any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); or (iii) becomes the subject of any proceeding for relief which is not dismissed within sixty days of its filing or entry.

22.   Termination

 22.1. Upon the occurrence of an event of default referred to in clauses
(a) or (b) of Section 21 above, the party not in default may terminate this Agreement upon thirty (30) days' written notice to the other party.

22.2. This Agreement will terminate automatically concurrently with termination of the Stock Purchase Agreement.

23.   Confidentiality

This Agreement is confidential and contains confidential information, and as such will not be disclosed to any third party without the express written consent of both parties. This Section shall not restrict the rights of either party to disclose confidential information if required to do so by law or by lawful order of any governmental entity; provided that in the event any such disclosure is required, the party making the disclosure shall advise the other prior to the disclosure and limit the disclosure to only that confidential information which must be disclosed in order to comply with the law or order. The parties agree to disclose the terms and conditions of this Agreement only to their respective personnel on a need to know basis. The parties agree to develop jointly a synopsis of this Agreement which will not be subject to the provisions of this Section.

24.   Force Majeure

Neither party shall be liable for delay or failure to perform this Agreement, in whole or in part, by reason of contingencies beyond the reasonable control of the party affected, whether herein specifically enumerated or not, including among others, acts of God, war, acts of war, revolution, civil commotion, riots, acts of public enemies, blockage or embargo, delays of carriers, car shortage, fire, explosion, breakdown of equipment or facilities, strike, lockout, labor dispute, casualty or accident, earthquake, epidemic, flood, cyclone, tornado, hurricane or other windstorm, delays of vendors or other contingencies interfering with production or with customary or usual means of transportation of products, or by reason of any law, order, proclamation, regulation, ordinance, demand, requisition or requirement or any other act of any governmental authority, local, state or federal, including court orders, judgments or decrees, or actions of any governmental authority respecting the registration, re-registration, cancellation, suspension, labeling and/or ability to transport or sell products, or any other cause whatsoever, whether similar or dissimilar to those enumerated above; provided, that the party so affected shall give prompt written notice to the other party of the event causing the delay or impediment and shall use all due diligence to overcome the effects of the event as promptly as possible. Neither party shall be required to resolve a strike, lockout or other labor problem in a manner which it alone does not deem proper and advisable. The party other than the party affected by an event of the sort enumerated in or contemplated by this Section may, by written notice to the other party, elect to extend the term of this Agreement for a period of time equal to the duration of the event excusing such performance.

25.   Notices

All notices and other communications relating to this Agreement or its terms will be in writing and mailed via first class United States Postal Service, certified or registered with return receipt requested or via facsimile. All notices so mailed will he deemed received four (4) days after postmark date and facsimiles will be deemed received upon notification of successful transmission.

26.   Entire Agreement

This Agreement (including any Exhibits and Addenda) constitutes the entire Agreement between the parties regarding the purchase and sale of Products and will cancel, terminate, and supersede any and all previous agreements, proposals, representations, or statements, whether oral or written. The terms of this Agreement will supersede the terms of any invoice or purchase order issued by either party. Any modifications of this Agreement must be in writing and signed by an authorized representative of each party.

27.   Governing Law

This Agreement will be deemed made in the State of California and will be governed by and construed in accordance with California laws, excluding its conflicts or choice of law rule or principles which might refer to the law of another jurisdiction. The state and federal courts situated in Orange County, California will have non-exclusive jurisdiction and venue over any dispute or controversy which arises out of this Agreement.

28.   Counterparts and Headings

This Agreement may be executed in any number of original counterparts, each of which when executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same instrument. Headings in this Agreement are included for convenience of reference only and will not constitute a part of this Agreement for any other purpose.

29.   Assignment

29.1. XLS shall not assign any Product order or any interest therein without the written consent of Ingram. Any such actual or attempted assignment without Ingram's prior written consent shall entitle
Ingram to cancel such order upon written notice to XLS.

29.2. Neither party shall assign its rights and interests under this Agreement, either wholly or partially, to any other party without the express written consent of the other party hereto.

29.3. In the event Ingram agrees to a partial assignment of this Agreement, due to the sale of branches representing a portion of the assets of XLS, all revenue requirements, rebate provisions and other economic provisions specified herein will be prorated based upon the end-user revenue for the last four (4) fiscal quarters of all of the XLS branches.

30.   Severability

A judicial determination that any provision hereunder is invalid in whole or in part shall not affect the enforceability of those provisions found not to be invalid.

31.   Independent Parties

The parties agree that each operates as a business independent of the other. Both parties agree that neither of them will hold itself out to be the agent, partner or related party of the other.


IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered on its behalf as of the day and year first above written.

"XLS"                                  "Ingram"

XLSource, Inc.                         Ingram Micro Inc.



By: /s/ Alan Resneck                   By:  Michael Grainger
    ------------------------------         -------------------------------
    (Officer of the Company)               (Officer of the Company)

Its:  Vice President                   Its:  Executive Vice President
                                             Worldwide Chief Financial
Officer



                                                                EXHIBIT A
                                                                -----------
                                                                Page 1 of 3

                   DISTRIBUTION/CONFIGURATION SERVICE LEVELS
                             (except as stated)



                                **               **             **
_______________________________________________________________________

Shipping Accuracy               **               **             **

Configuration Accuracy
   product DOA/defective        **               **             **
   configured properly          **               **             **

Fill Rate                       **               **             **
_________________________________________________________________________

Service Level - Configuration (not subject to technical hold/review)

   within 2 days*               **               **             **
   within 3 days                **               **             **
   within 4 days                **               **             **
_________________________________________________________________________

   *These numbers are based on receipt of 5 day forecast.

Service Level - Distribution    **               **             **

Price Book Accuracy
updated within 24 hours         **               **             **

Hot Orders                      **               **             **
_________________________________________________________________________

(same day shipment as configuration unless stipulated at time of order receipt)

Customer Satisfaction:
Ingram agrees to monitor customer satisfaction by utilizing mutually agreeable surveys to XLSource branches and formulating action plans to address differences.


** Confidential treatment has been requested for the deleted text, which has been filed separately with the Securities and Exchange Commission.


                                                                EXHIBIT A
                                                               -----------
                                                               Page 2 of 3


XLS DISTRIBUTOR/CONFIGURATION MEASUREMENT PROGRAM

KEY METRIC DEFINITIONS:
- ----------------------
SHIPPING ACCURACY:
% of orders which have zero defects (as measured by all of the following criteria) versus total orders:

- Order without warehouse picking/shipping errors (wrong SKU, wrong count, inventory accuracy, used product shipped in error, etc...)
- Order shipped same day as order entry
- Order shipped to correct place with proper documentation (serial numbers, tracking numbers, packing slips, proper labels, etc...)

CONFIGURATION ACCURACY (numbers based on getting proper instructions from customer)
- Order configured correctly
- Configured product operates (i.e...no DOA's)

FILL RATE (without constrained product):
- % of orders that are filled at time of order versus total orders, plus total legitimate back orders, less constrained, new and/or discontinued Product.

SERVICE LEVEL - CONFIGURATION:
- % of all orders without back orders (reported by XLS account) that meet or beat the contracted SLA for that account versus total orders for the account.

  SLA measure will begin at time of order entry to the date the complete order ships to the customer.

SERVICE LEVEL - DISTRIBUTION:
- % of orders which from time of shipment to time of arrival at the customer does not exceed 2 days

PRICE BOOK ACCURACY:
- % of days that the price book is not updated to current prices versus total business days.

HOT ORDERS
- % of configuration orders shipped same day or within one day versus total configuration orders.


                                                                EXHIBIT A
                                                               -----------
                                                               Page 3 of 3


   **

   (a)  **

   (b)  **

   **


  ** Confidential treatment has been requested for the deleted text, which has been filed separately with the Securities and Exchange Commission.


                                                                 EXHIBIT B
                                                                 ---------

Vendor #        Vendor Name                       **          **         **
-----------------------------------------------------------------------------
1153            3COM                              **          **         **
2794            3COM AUTHORIZED PRODUCTS          **          **         **
3703            3M DATA STORAGE                   **          **         **
1047            ADOBE COMMERCIAL                  **          **         **
7520            ADOBE UNIX                        **          **         **
4044            AMERICAN POWER CONVERSION         **          **         **
2722            ATTACHMATE CORPORATION            **          **         **
4815            ATTACHMATE CORPORATION            **          **         **
1567            ATTACHMATE DCA                    **          **         **
7980            BANYAN SYSTEMS                    **          **         **
2936            BAY NETWORKS                      **          **         **
8090            BAY NETWORKS WELLFLEET DIVISION   **          **         **
1280            BORLAND INTERNATIONAL             **          **         **
1357            BORLAND INTERNATIONAL ACADEMIC    **          **         **
1335            CAERE CORPORATION                 **          **         **
1363            CANON COMPUTER SYSTEMS            **          **         **
1655            CHEYENNE SOFTWARE                 **          **         **
3122            CISCO SYSTEMS                     **          **         **
2622            CISCO SYSTEMS                     **          **         **
1397            COREL CORPORATION                 **          **         **
7474            COREL CORPORATION                 **          **         **
7497            COREL CORPORATION                 **          **         **
7498            COREL CORPORATION                 **          **         **
7499            COREL CORPORATION                 **          **         **
7951            COREL WORDPERFECT                 **          **         **
1305            CORNERSTONE                       **          **         **
1708            CREATIVE LABS                     **          **         **
2063            CTX                               **          **         **
1460            CURTIS MANUFACTURING              **          **         **
3794            EXTENDED SYSTEMS                  **          **         **
1373            GLOBAL VILLAGE CORPORATION        **          **         **
2000            HAYES                             **          **         **
2125            INTEL                             **          **         **
3714            INTEL NETWORKING                  **          **         **
7372            IOMEGA DITTO                      **          **         **
7297            IOMEGA JAZZ                       **          **         **
7296            IOMEGA ZIP                        **          **         **
1138            KINGSTON TECHNOLOGY               **          **         **
2439            LOTUS (NOTES)                     **          **         **
1409            LOTUS DEVELOPMENT                 **          **         **
2400            LOTUS DEVELOPMENT                 **          **         **
3249            LOTUS PASSPORT                    **          **         **
4872            LOTUS PASSPORT ACADEMICS          **          **         **
1252            MADGE ADAPTERS                    **          **         **
2502            MICROSOFT ACADEMIC                **          **         **
3124            MICROSOFT ACADEMIC                **          **         **
2786            MICROSOFT CONSUMER PRODUCTS       **          **         **
2500            MICROSOFT CORPORATION             **          **         **
5118            MICROSOFT INPUT                   **          **         **
3018            MICROSOFT MOLP                    **          **         **
2495            MS BACKOFFICE                     **          **         **
3404            NOKIA                             **          **         **
2733            NOVELL                            **          **         **
3783            NOVELL GROUPWARE                  **          **         **
4786            NOVELL GROUPWARE                  **          **         **
1632            NOVELL UPGRADES                   **          **         **
9716            NOVELL UPGRADES                   **          **         **
3717            PORT INCORPORATE                  **          **         **
3335            SEAGATE SOFTWARE NSMG             **          **         **
3157            SMART MODULAR                     **          **         **
3200            SOFTWARE PUBLISH                  **          **         **
3521            SYMANTEC                          **          **         **
1639            SYMANTEC ACADEMIC                 **          **         **
2176            US ROBOTICS NETWORKING            **          **         **
3882            US ROBOTICS                       **          **         **
2609            US ROBOTICS/MOBIL                 **          **         **
3923            XIRCOM, INC.                      **          **         **


Note: As Manufacturer costs change, Ingram pricing may be adjusted to reflect such changes.

* Vendor with Revised Pricing


** Confidential treatment has been requested for the deleted text, which has been filed separately with the Securities and Exchange Commission.

                                                                  EXHIBIT C
                                                                  ---------

                              INGRAM ALLIANCE
                      VENDOR SUBSIDIZED FLOORING CHART

VENDOR    IM and IA   OPEN SOURCING          VENDOR #s    IBM CO       DEUTSCHE  AT&T  NATIONS   T.AMERICA  FINOVA
-------------------------------------------------------------------------------------------------------------------
ACER      IA only         N/A            All but Monitors   Yes           Yes     Yes    Yes        Yes       Yes
APPLE     IA only         N/A              All but S/W       No           Yes      No    Yes        Yes       Yes
AST       IM & IA         N/A                   All         Yes           Yes     Yes    Yes        Yes        No
COMPAQ    IM & IA    Primary & Secondary        All     No(pilots only)   Yes     Yes    Yes        Yes       Yes
DIGITAL   IA only         N/A               4344 only       Yes           Yes     Yes    Yes        Yes       Yes
EPSON     IM & IA         N/A                   All         Yes           Yes     Yes    Yes        Yes       Yes
HEWLETT   IA only  Primary and Dual Source      All          No           Yes     Yes    Yes        Yes       Yes
PACKARD
IBM       IM & IA    Primary & Secondary   All but S/W      Yes            No      No     No         No        No
LEXMARK   IM & IA         N/A                   All         Yes           Yes      No    Yes         No        No
NEC       IM & IA         N/A                   All         Yes           Yes     Yes    Yes        Yes       Yes
TOSHIBA   IM & IA         N/A             All but disk      Yes           Yes     Yes    Yes        Yes       Yes

Notes: Toshiba, Epson, and DEC flooring billed directly to Ingram (we bill vendor); flooring companies bill all other vendors directly. If the wrong flooring company is used, then the flooring company will bill the customer the 1.35% fees directly.

Special HP Note:  Subsidized flooring only relates to HP dealers, not HP
VAR's or direct accounts. If a VAR places an order on his Ingram Alliance account on flooring, he will be billed the flooring fees from the flooring company.





                                                             EXHIBIT D
                                                             ---------

                      CONFIGURATION SERVICES PRICING

HARDWARE INSTALLATION                            PRICE   SOFTWARE
INSTALLATION                  PRICE
-----------------------------------------------------------------------------------------------------
Base System Charge (charged to every unit;         **    DOS Windows 3.1  Single Software          **
covers handling through configuration process.)          Applications
H/W                                                **    Software suits (MS  Office)               **
Memory, NIC, I/O board, Modems,                          Windows 95, OS/2                          **
Sound  Blaster Cards, Video Cards,                       Windows NT (wkst)                         **
Floppy Drive, CD-ROM, Hand Drive                         Windows NT (server)                       **
Rack Mount                                         **    Network OS  (Novell, Microsoft, LAN)      **
Attached Devices (Primers, Monitors, etc.)         **    Network Applications (ArcServer, etc.)    **
Burn-In   2 Hours                                  **    UNIX, SCO                                 **
Burn-In: 24 Hours                                  **    Decompress - Win  3.X. Win95,             **
                                                         WinNT (Dual Bootable O/S)
Burn-In: 48 Hours                                  **   "Special" burn in,  testing                **
-------------------------------------------------------------------------------------------------------
*Single SKU order quantities in excess of 25 units quoted on request.


SPECIAL SERVICES                                                 **
-------------------------------------------------------------------------------------------------------
Image Download (Proprietary Software)                            **
Asset Tags                                                       **
Special Engineering Services*                                    **
(Image Development, Prototyping, Compatibility
Testing, Future Development)
Depopulation                                                     **
------------------------------------------------------------------------------------------------------
* Special Engineering Services required for Image Development (** fee per Image)



DESKTOP (QTY. 1)            CHARGE   EXTENDED  NOTEBOOK (QTY. 5)          CHARGE   EXTENDED
------------------------------------------------------------------------------------------------------
Base System Charge            **        **     Base System Charge           **        **
4Mb Memory                    **        **     2Mb Memory                   **        **
NIC                           **        **     PCMCIA - Fax/Modem           **        **
Sound Blaster Board           **        **     PCMCIA - Flash Mem           **        **
Modem/Fax Board               **        **     Install Microsoft Office     **        **
          Total:              **        **                       Total:     **        **
-------------------------------------------------------------------------------------------------------


LAN SERVER (QTY. 2)         CHARGE   EXTENDED  LAN CLIENT (QTY. 40)        CHARGE  EXTENDED
-------------------------------------------------------------------------------------------------------
Base System Charge            **        **     Base System Charge            **      **
Novell                        **        **     8Mb Memory                    **      **
32 Mb Memory                  **        **     NIC                           **      **
CD-ROM Drive                  **        **     Install Microsoft Office      **      **
NIC                           **        **     Windows NT (wkst )            **      **
Rack Mount                    **        **     100 Mb Image download *       **      **
    Total:                    **        **                    Total:         **      **
-------------------------------------------------------------------------------------------------------

                      PRICES ARE SUBJECT TO CHANGE WITHOUT NOTICE
               CONTACT YOUR SALES REPRESENTATIVE FOR CURRENT PRICING             FEBRUARY 1997



** Confidential treatment has been requested for the deleted text, which has been filed separately with the Securities and Exchange Commission.